EXHIBIT 99

FOR IMMEDIATE RELEASE                 CONTACT:             Leonard E. Moodispaw
                                                                CEO & President
                                                                   301.939.7000

        ESSEX INCREASES 2003 GUIDANCE, SETS RELEASE DATE FOR 2003 RESULTS

COLUMBIA, MD - February 5, 2004 - Essex Corporation (AMEX: EYW), announced today preliminary revenue results for fourth quarter 2003 and updated earlier guidance for full year 2003. These preliminary, unaudited results suggest that the Company will report revenues of approximately $5 million for its fourth quarter and $16 million for full year 2003. Essex expects both its fourth quarter and full year for 2003 to be profitable. These results compare to fourth quarter 2002 revenues of $1,413,000, and full year 2002 revenues of $4,506,000.

"Essex began 2003 focused on a growth strategy that included acquisitions, business development, and technology and product development," according to Leonard Moodispaw, CEO and President. "With preliminary results showing rapid growth of over 250% in annual revenues from 2002 to 2003, we have reaffirmed our commitment to saying what we mean, and doing what we say. As our focus shifts to 2004, we are continuing to implement our growth strategy."

2003 Financials Release Date Set

Essex plans to release its audited fourth quarter and full year 2003 financial results after market close on March 9, 2004. A conference call is being scheduled for March 10th at 10:30 a.m. (EST) that will be webcast simultaneously through a link on the Company's website. Details regarding the conference call are planned to be announced by the Company on March 1st, and a recording of the call will be made available on the Company's website on the day following the release.

ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS. ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 29, 2002. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


                                     # # # #